Exhibit 99.2

UNITED STATES DISTRICT COURT MIDDLE district of TENNESSEE NASHVILLE DIVISION
in re tivity health, inc. stockholder derivative litigation	Case No. 3:18-cv-00087 (Consolidated with No. 3:18-cv-00797) Chief Judge Crenshaw
This Document Relates To: All Actions

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF TIVITY HEALTH, INC. ("TIVITY" OR THE "COMPANY") COMMON STOCK ("CURRENT TIVITY STOCKHOLDERS").

•	Please read this Notice carefully and in its entirety.

•

This Notice relates to a proposed settlement of the shareholder derivative action brought on behalf of Tivity titled In Re Tivity Health, Inc. Stockholder Derivative Litigation, Case No. 3:18-cv-00087 (the "Action"), and contains important information regarding your rights.  Your rights may be affected by this legal proceeding.  If the court approves the proposed settlement, you will be forever barred from contesting the approval of the settlement and from pursuing, derivatively on behalf of the Company, the Released Plaintiff’s Claims as against the Released Persons.

•	If you hold Tivity common stock for the benefit of another, please promptly transmit this document to such beneficial owner.

•

Because this litigation was brought derivatively on behalf of and for the benefit of Tivity, the benefits from the Settlement will go to the Company.  Please note that there is no Proof of Claim Form for stockholders to submit in connection with this Settlement (as defined below), and stockholders are not required to take any action in response to this Notice.

•	The recitation of the background and circumstances of the Settlement contained herein does not constitute findings of the Court (as defined below). It is based on representations

1

made to the Court by counsel for the parties.

By Order of the United States District Court for the Middle District of Tennessee, Nashville Division (the "Court"), you are hereby provided this Notice of the proposed settlement of the Action (the "Settlement").  It is solely to notify you of the pendency of the Action and the terms of the proposed Settlement and your rights related thereto.  Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation of Settlement, dated October 9, 2020 ("Stipulation").  The text of the Stipulation can be viewed and/or downloaded from the Form 8-K dated November 6, 2020 on Tivity's website at https://investors.tivityhealth.com/financial-information/sec-filings/.

The settling parties are Plaintiff, derivatively on behalf of Tivity; defendants Donato J. Tramuto ("Tramuto"), Adam Holland ("Holland"), Glenn Hargreaves ("Hargreaves"), Kevin Wills, Bradley Karro, Paul Keckley, Robert Greczyn, Lee Shapiro, Archelle Georgiou, Peter Hudson, Mary Jane England, and Conan J. Laughlin ("Laughlin") (collectively, "Individual Defendants"); and nominal defendant Tivity (together with the Individual Defendants, the "Defendants," with Plaintiff, the "Parties").  The terms of the Settlement are set forth in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

On February 19, 2021 at 9 a.m. a hearing (the "Settlement Hearing") will be held before the Court before the Honorable Waverly D. Crenshaw, Jr., in the Estes Kefauver Federal Building & Courthouse, 801 Broadway, Room A859, Nashville, TN 37203 to: (i) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interest of the Company; (ii) determine whether the Court should finally approve the Settlement and enter an Order and Final Judgment as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (iii) rule on the application of Plaintiff's Counsel for an award of attorneys' fees and expenses (the "Fee and Expense Application"); (iv) hear and determine any objections to the proposed Settlement and/or the Fee and Expense Application; and (v) rule on other such matters as the Court may deem appropriate.

I.	BACKGROUND OF THE ACTION

Plaintiff is a current stockholder of Tivity, who filed a derivative action on behalf of Tivity alleging that the Individual Defendants violated federal securities laws and breached their fiduciary duties by knowingly causing or allowing the Company to make false and misleading statements.1

Through its three programs, Tivity is focused on advancing long-lasting health and vitality, especially in aging populations.  Tivity's primary program is SilverSneakers® senior fitness ("SilverSneakers").  UnitedHealthcare, Inc. ("UHC") was one of Tivity's largest customers.  Plaintiff alleges that on November 6, 2017, UHC issued a series of press releases which disclosed

[1]	On September 14, 2020, an unopposed request to withdraw as a plaintiff was filed by Charles Denham ("Denham"), one of two named plaintiffs in this derivative action. See Doc. No. 71.

that UHC had expanded its own Optum Fitness program into 11 states.  Plaintiff alleges that UHC's Optum Fitness was in direct competition with Tivity's SilverSneakers program, and that the Individual Defendants had nevertheless caused or allowed Tivity to make false and misleading public statements that, among other things, failed to disclose the increased competition posed to Tivity's top revenue producing service, SilverSneakers, from its client, UHC.  Doc. No. 35 at ¶7.  Plaintiff further alleges that prior to UHC's announcement, defendants Hargreaves and Laughlin sold certain of their Company stock holdings while in possession of allegedly material, adverse, and nonpublic information.  Id. at ¶8.  Defendants deny all of Plaintiff's allegations and any alleged wrongdoing.

On November 20, 2017, alleged stockholders filed a putative securities class action against Tivity and defendants Tramuto, Hargreaves, and Holland, titled Weiner v. Tivity Health, Inc., No. 3:17-cv-01469 (M.D. Tenn.) (the "Securities Action").  On March 18, 2019, this Court denied the defendants' motion to dismiss the Securities Action, and thereafter denied the defendants' motion for reconsideration.  On January 29, 2020, the Court granted the plaintiffs' motion to certify the class.  On July 23, 2020, the United States Court of Appeals for the Sixth Circuit (the "Sixth Circuit") denied the defendants' petition for permission to appeal the Court's class certification decision.  Motions for summary judgment in the Securities Action are due December 11, 2020, with trial scheduled for May 18, 2021.

Denham filed his stockholder derivative complaint in this Court on January 26, 2018.  Denham's case was stayed on February 22, 2018, pending the outcome of the motion to dismiss in the Securities Action.

Prior to filing the complaint in his action, by letter dated April 24, 2018, Plaintiff made a demand on the Company pursuant to 8 Del. C. §220 to inspect certain of the Company's books and records (the "Demand").  Pursuant to that Demand, the Company produced twenty-two documents (comprising 186 pages), which consisted of, among other things, meeting minutes of the Board of Directors ("Board") and Strategic Review Committee; presentations to the Board, the Strategic Review Committee, and the Audit Committee; and Business Updates to the Board.  On August 24, 2018, after reviewing these books and records, Plaintiff filed his stockholder derivative complaint in this Court.  The Court consolidated Plaintiff's action with Denham's action on October 15, 2018, under Master Docket No. 3:18-cv-00087.

Following the Court's order denying the motion to dismiss the Securities Action, the stay in this Action was lifted.  On May 15, 2019, Plaintiff filed a consolidated amended stockholder derivative complaint.

On June 14, 2019, Defendants moved to dismiss the complaint.  The Court granted the Defendants' motion to dismiss on October 21, 2019, finding that Plaintiff failed to allege particularized facts creating a reason to doubt that a majority of Tivity's Board would have been independent and disinterested when considering a demand to pursue litigation.  The Court’s dismissal was with prejudice.  Plaintiff filed an appeal with the Sixth Circuit on November 21, 2019.

On May 21, 2019, shortly after Plaintiff filed a consolidated amended complaint, Plaintiff sent Defendants a settlement demand.  On December 17, 2019, the Parties attended a mandatory mediation teleconference with the Sixth Circuit Mediator, Rod M. McFaull.  At the conclusion of the mediation teleconference, Defendants agreed to respond to Plaintiff’s settlement demand from May 2019.  Between January 6, 2020, and April 10, 2020, the Parties engaged in numerous written and telephonic arms'-length discussions regarding the corporate governance reforms that Tivity would agree to implement as part of the Settlement.  After agreeing on the corporate governance reforms (the "Reforms"), the parties executed a Memorandum of Understanding ("MOU") on April 10, 2020.

Only after executing the MOU, which set forth the substantive terms of the Settlement, did the parties begin discussing the amount of attorneys' fee and expenses to be paid to Plaintiff's Counsel in recognition of the benefits conferred.  On August 3, 2020, the parties attended mediation before Michelle Yoshida to negotiate an agreed-to amount of attorneys' fees and expenses to be paid to Plaintiff’s Counsel, but the parties reached an impasse.  As such, Plaintiff intends to file a Fee and Expense Application with the Court.

On October 27, 2020, the Court entered a Preliminary Approval Order in connection with the Settlement which, among other things, preliminarily approved the Settlement, authorized this Notice to be provided to Tivity stockholders, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

II.	TERMS OF THE SETTLEMENT

The proposed Settlement does not provide for any monetary damages to be awarded to the stockholders of the Company.  The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which is available from the Form 8-K dated November 6, 2020 on Tivity's website at https://investors.tivityhealth.com/financial-information/sec-filings/.

III.	CORPORATE GOVERNANCE REFORMS

Within ninety (90) days after final approval of the Settlement, Tivity shall adopt resolutions and amend its Corporate Governance Guidelines and appropriate committee charters and/or policies, as applicable, to ensure adherence to the following Reforms, to be maintained for a period of no less than three (3) years.

The Company may amend or eliminate any one or more of the Reforms described herein if the Company or the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is no longer necessary or advisable or conflicts with any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder.  If a Reform is eliminated or modified, the Board shall, within twenty (20) business days adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgement of a majority of the Board’s independent directors, it is not possible to do so in a manner consistent with the law.  In the event that there is a change in control, such that Tivity ceases to be a publicly traded company, then this Settlement will not preclude Tivity (and/or any acquirer) from taking any actions necessary and/or advisable, including amending or eliminating any of the Reforms.

A.	Board of Directors
1.	Non-Executive Chairman or Lead Independent Director
(a)	In the event the Chairman is not Independent, the Board shall appoint a Lead Independent Director;
(b)	The Non-Executive Chairman or Lead Independent Director of the Board shall be responsible for:
i.	coordinating the activities of the Independent Directors;
ii.	ensuring that the Independent Directors meet in executive session without management at least quarterly, and leading such executive sessions;
iii.

determining an appropriate schedule of Tivity's Board meetings, seeking to ensure that the Independent directors can perform their duties responsibly while not unduly interfering with the flow of Tivity's operations;

iv.	approving the agenda for the Board meetings;
v.	providing oversight for the retention of consultants who report directly to the Board;
vi.	coordinating and developing the agenda for, and moderating executive sessions of, Tivity's Independent Directors; and
vii.	acting as the principal liaison between the Independent Directors and the Chief Executive Officer ("CEO") on sensitive issues.
2.	Board Diversity

The Company and the Board's Nominating and Corporate Governance Committee shall consider underrepresented populations when seeking candidates for nomination to the Board.  Thus, in the event there is a vacancy on the Board in the future, each pool of candidates considered for nomination to the Board shall include at least one woman and one member of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the Board with appropriate consistency.  This provision shall not apply when the Company has agreed to include one or more directors in connection with a settlement agreement with an activist shareholder or in the event of the election of a director as part of a slate proposed by an activist shareholder.

3.Enhanced Board Independence

The Company shall revise its Corporate Governance Guidelines to state that, in addition to the independence requirements under Rule 5605(a)(2) of the rules of Nasdaq Stock Market, a director will be deemed "Independent" only if he or she has not been employed by the Company or by any of its direct or indirect subsidiaries, in any capacity other than an interim capacity, within the last five calendar years.

B.	Committee Matters
1.	Disclosure Committee
(a)	the Disclosure Committee, through a designated representative, shall provide reports to the Board and/or Audit Committee at least quarterly;
(b)

the Disclosure Committee's reports to the Board and/or Audit Committee shall, at minimum, discuss the integrity and effectiveness of the Company's Disclosure Controls, disclosure issues of particular importance, and any corrective disclosures recommended by the Disclosure Committee;

(c)	and the Company shall make its Disclosure Committee Guidelines available on the Company's website.
2.	Enterprise Risk Management Committee
(a)	the Enterprise Risk Management Committee, through a designated representative, shall provide reports to the Board and/or Audit Committee at least quarterly; and
(b)

the Enterprise Risk Management Committee's reports to the Board and/or Audit Committee shall, at minimum, include the integrity and effectiveness of the Company's risk controls, and any material risks relating to Tivity's compliance, including recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to Tivity's public disclosures of these risks.

3.	Audit Committee

The Audit Committee Charter shall be revised and amended as follows:

(a)	No member of the Audit Committee shall serve on the audit committee of more than two (2) other public company's board of directors (other than affiliates of such other public companies);

(b)	The election of the Audit Committee Chairman shall be made by sitting members of the Audit Committee each year;
(c)

The Audit Committee shall review with a designated representative of management, at least once per quarter, the Company's disclosure function and specific disclosure issues of particular importance; and

(d)

The Audit Committee shall review with a designated representative of the Enterprise Risk Management Committee, at least once per quarter, the integrity and effectiveness of the Company's risk controls and any material risks relating to Tivity's compliance.

C.	Insider Trading Policy
1.

The Company shall adopt a stand-alone Insider Trading Policy.  The full text of the Insider Trading Policy is attached as Exhibit 2 to the Stipulation of Settlement, which is available from the Form 8-K dated November 6, 2020 on Tivity's website at https://investors.tivityhealth.com/financial-information/sec-filings/.

2.	The Chief Legal Officer of the Company shall oversee compliance with the Insider Trading Policy and shall:
(a)	identify and record the status of all directors, officers, and/or other high-ranking employees to whom heightened duties under the Insider Trading Policy may apply;
(b)	obtain annual written certifications from officers subject to Section 16 reporting indicating that these individuals have read and understand the terms of the Insider Trading Policy;
(c)	conduct an annual review to ensure that the Insider Trading Policy is amended as necessary to remain up-to-date with insider trading laws and regulations;
(d)	determine any blackout periods under the Insider Trading Policy; and
(e)	approve in advance any 10b5-1 plan proposed to be entered into by a director or officer subject to Section 16 reporting.
3.	The Company shall make the Insider Trading Policy available on the Company's website.
D.	Compensation Recoupment Policy

The Company shall make its Compensation Recoupment Policy available on the Company's website.

E.	Succession Planning for CEO

The Board (acting through its committees as appropriate), together with the CEO, should have collective responsibility for developing and overseeing an ongoing CEO succession plan and process, which should be a topic of regular discussion and should include:

1.	identification of the requisite leadership skills and character traits expected of a successor CEO;
2.	identification of potential internal candidates and a process for developing those candidates; and
3.	a process for identifying external candidates.
IV.	PLAINTIFF'S COUNSEL'S ATTORNEYS' FEES AND EXPENSES

Plaintiff's Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiff's Counsel been reimbursed for their out-of-pocket expenses.  Before final approval of the Settlement, Plaintiff's Counsel intend to apply to the Court for an award of attorneys’ fees and litigation expenses in an amount not to exceed $1,250,000.  Plaintiff's Counsel also intend to apply to the Court for service awards of $2,500 for Plaintiff (to be paid from the attorneys’ fees awarded by the Court to Plaintiff's Counsel in connection with their application for an award of attorneys’ fees and expenses).  Defendants reserve the right to oppose the amount of any application for an award of fees, expenses, and service award.

Plaintiff shall file all papers in support of the requested attorneys' fees and expenses at least forty-two (42) calendar days prior to the Settlement Hearing.  Defendants shall file and serve papers, if any, in opposition to the requested attorneys' fees and expenses at least twenty-one (21) calendar days prior to the Settlement Hearing.

The Court will determine the amount of any fee and expense award to Plaintiff's Counsel (the "Fee and Expense Award").  The full amount of any Fee and Expense Award shall be paid by Tivity or its insurers.  Tivity stockholders are not personally liable for any such fees or expenses.

V.	REASONS FOR THE SETTLEMENT

The Parties have determined that it is desirable and beneficial that the Action and any disputes related thereto are fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and the Parties and Tivity's non-Individual Defendant directors believe that the Settlement is in the best interest of Tivity and its shareholders.

A.	Why Did Plaintiff Agree to Settle

Plaintiff believes that the Action has substantial merit, and Plaintiff's entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action.  However, Plaintiff and Plaintiff's Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through the current appeal, further dispositive motions, trial, and potential additional appeals.  Plaintiff's Counsel also have taken into account the uncertain outcome and risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.  Plaintiff's Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Action.

Plaintiff's Counsel believe they have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing the Board-level documents produced in response to the Demand; (ii) reviewing Tivity's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (iii) reviewing related media reports about the Company; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (v) preparing and filing derivative complaints; (vi) conducting damages analyses; (vii) evaluating the merits of, and the defendants' potential liability in connection with the Securities Action; and (vii) negotiating the Settlement with Defendants, including analyzing the Company's current internal controls, researching corporate governance best practices, and negotiating the Reforms.

Based on Plaintiff's Counsel's asserted thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff's Counsel believes that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Tivity.  Based upon Plaintiff's Counsel's evaluation, Plaintiff has determined that the Settlement is in the best interests of Tivity and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

B.	Why Did the Defendants Agree to Settle

The Court entered an Order determining that the complaint failed to allege an actionable claim against the Individual Defendants.  Defendants have also denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action.  The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation.  Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

The Board, including each of its independent, non-Individual Defendant directors, acting by unanimous resolution, have determined that the Settlement confers substantial benefits on Tivity and its stockholders, and is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

VI.	RELEASE OF CLAIMS

If the Settlement is approved, the Court will enter the Judgment.  Pursuant to the Judgment, the Action will be dismissed in its entirety and with prejudice and, upon the Effective Date of the Settlement, the following releases will occur:

Plaintiff's Release.  Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Plaintiff (individually and derivatively on behalf of Tivity), Tivity (on behalf of itself and each of its Related Persons), and each of Tivity's stockholders, and their Related Persons, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and every Released Plaintiff’s Claim against the Released Persons, and shall forever be permanently barred and enjoined from the institution, maintenance, prosecution, or enforcement of any or all of the Released Plaintiff's Claims against any of the Released Persons.  This release is a material term to the Stipulation, and if the Court modifies the release in a material way that allows derivative claims on behalf of Tivity that arise out of or relate to the allegations asserted in the Action to proceed, then the Settlement shall be terminable by Tivity in its sole discretion.

Defendants' Release.  Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, the Released Persons shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and every Released Defendants' Claim against Plaintiff, Plaintiff's Counsel, and Tivity, and shall forever be permanently barred and enjoined from the institution, maintenance, prosecution, or enforcement of any or all of the Released Defendants' Claims against any of the Plaintiff, Plaintiff's Counsel, or Tivity.

Notwithstanding the foregoing, nothing in the Judgment shall bar any action by any of the Settling Parties to enforce or effectuate the terms of the Stipulation or the Judgment.

VII.	SETTLEMENT HEARING

A hearing (the "Settlement Hearing") will be held on February 19, 2021, at 9 a.m., before the Honorable Waverly D. Crenshaw, Jr., in the Estes Kefauver Federal Building & Courthouse, 801 Broadway, Room A859, Nashville, TN 37203.  At the Settlement Hearing, the Court will (i) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interest of the Company and its stockholders; (ii) determine whether the Court should finally approve the Settlement and enter a Final Order and Judgment as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (iii) rule on Plaintiff's Fee and Expense Application; (iv) hear and determine any objections to the proposed Settlement and/or Fee and

Expense Application; and (v) rule on other such matters as the Court may deem appropriate.

Pending final determination of whether the Settlement should be approved, Tivity stockholders are enjoined from commencing, instituting, prosecuting, continuing to prosecute, soliciting, encouraging, or participating in the prosecution of any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any of the Released Claims.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING AND OBJECT TO THE SETTLEMENT

Any Current Tivity Stockholder shall have a right to appear and to be heard at the Settlement Hearing.  However, no stockholder shall be heard at the Settlement Hearing unless, no later than fourteen (14) calendar days prior to the date of the Settlement Hearing, such stockholder has filed with the Court and delivered to counsel for the Parties a written notice of objection, unless the Court orders otherwise.

Any written notice of objection: (i) must state the name, address and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) must be signed by the objector; (iii) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (iv) must include documentation sufficient to show that the objector owned shares of Tivity common stock as of October 9, 2020, and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.

Any such objections must be filed with the Court on or before February 5, 2021, with service to the following parties:

Clerk of the Court

Clerk of the Court

United States District Court for the Middle District of Tennessee, Nashville Division

U.S. Courthouse

Estes Kefauver Federal Building & Courthouse

801 Broadway, Room 800 Nashville, TN 37203

Representative

Plaintiff's Counsel

Geoffrey M. Johnson

Scott+Scott
Attorneys at Law LLP

12434 Cedar Road, Suite 12

Cleveland Heights, Ohio 44106

gjohnson@scott-scott.com

Kevin A. Seely

Robbins LLP

5040 Shoreham Place

San Diego, CA 92122

kseely@robbinsllp.com

Representative Defendants’ Counsel Jessica Corley Lisa Bugni King & Spalding LLP 1180 Peachtree Street, NE Suite 1600 Atlanta, GA 30309 jpcorley@kslaw.com lbugni@kslaw.com

You may file a written objection without having to appear at the Settlement Hearing.  You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

If you wish to be heard orally at the hearing in opposition to the approval of the Settlement and/or Plaintiff's Counsel’s Fee and Expense Application, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Clerk of the Court and serve it on Representative Plaintiff's Counsel and Representative Defendants' Counsel at the addresses set forth above so that it is received on or before February 5, 2021.  Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.  Such persons may be heard orally at the discretion of the Court.

You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Representative Plaintiff's Counsel and Representative Defendants' Counsel at the addresses set forth above so that the notice is received on or before February 5, 2021.

Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or Plaintiff's Counsel's application for an award of attorneys' fees and expenses, or any other matter related to the Settlement, in the Actions or in any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice provides only a summary of the terms and conditions of the Settlement and does not describe all of the details of the Stipulation.  For the precise terms and conditions of the Settlement, you may review the Stipulation filed with the Court, which, along with the pleadings and records of the Securities Action, may be inspected during business hours, at the office of the Clerk of the Court, United States District Court, Middle District of Tennessee, Estes Kefauver Federal Building & Courthouse, 801 Broadway, Room 800, Nashville, TN 37203. You may also view and/or download the Stipulation from the Form 8-K dated November 6, 2020 on Tivity's website at https://investors.tivityhealth.com/financial-information/sec-filings/.

All questions regarding this notice and the Settlement should be made to the following Plaintiff's Counsel:

Geoffrey M. Johnson Scott+Scott Attorneys at Law LLP 12434 Cedar Road, Suite 12 Cleveland Heights, Ohio 44106 Telephone: (216) 229-6088 Email: gjohnson@scott-scott.com	Kevin A. Seely Robbins LLP 5040 Shoreham Place San Diego, CA 92122 Telephone: (619) 525-3990 Email: kseely@robbinsllp.com

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

ORDERED BY UNITED STATES

DISTRICT COURT FOR THE MIDDLE DISTRICT OF

TENNESSEE, NASHVILLE DIVISION